Exhibit 99.1

Press Release:	Source: KMG America Corporation
For Immediate Release
Contact:	Sylvia Knight
Ph: (888) 313-4534, ext. 5956
sylvia.knight@kmgamerica.com

KMG America Reports Net Income for Fourth-Quarter and Full-Year 2004

•                  IPO and acquisition of Kanawha Insurance Company completed in December 2004

•                  KMG America hires executive staff and continues building new national sales organization

Minneapolis, MN, March 31, 2005 – KMG America Corporation (NYSE: KMA) today reported net income for fourth quarter and full year 2004.  KMG America was formed on January 21, 2004, and commenced its operations shortly before December 21, 2004, when it completed its initial public offering of common stock and used a portion of the proceeds to complete its acquisition of Kanawha Insurance Company.  For accounting purposes, Kanawha is treated as KMG America’s predecessor entity, and the Kanawha acquisition is treated as if it closed on December 31, 2004.  Accordingly, the statement of operations for fourth quarter and full year 2004 are reported for Kanawha on a historical basis without GAAP purchase accounting adjustments reflecting the acquisition, and are not combined with the separate statement of operations for KMG America for the period from the closing of the IPO through December 31, 2004.  KMG America’s financial position as of December 31, 2004, has been adjusted for GAAP purchase accounting adjustments to reflect the acquisition.  Additionally, pro forma statements of operations for 2003 and 2004 are presented as if the Kanawha acquisition had occurred on January 1, 2003, and include pro forma purchase accounting adjustments reflecting the restatement of assets and liabilities to fair value on the pro forma purchase date.  A reconciliation of pro forma net income back to GAAP net income is provided in the attached tables.

For full year 2004, Kanawha’s net income was $6.2 million, compared to net income for full year 2003 of $7.8 million.  Net income for full year 2004 was reduced by a one-time expense in March 2004 for a $1.6 million incentive payment to one of Kanawha’s outside investment managers.  For full year 2004, Kanawha’s operating income was $1.1 million, compared to operating income for full year 2003 of $2.8 million.  Operating income for full year 2004 excludes realized investment gains of $6.1 million, net of income taxes, and the $1.0 million expense attributable to the one-time incentive payment, net of income taxes.  Operating income for full year 2003 excludes realized investment gains of $4.9 million, net of income taxes.  Through December 31, 2004, KMG America reported a loss of $0.2 million.

For the fourth quarter of 2004, Kanawha’s net income was $0.9 million, compared to $1.5 million in the fourth quarter of 2003.  Operating income in the fourth quarter of 2004 was a loss of $1.2 million (excludes realized investment gains of $2.0 million, net of income taxes), compared to income of $0.8 million (excludes realized investment gains of $0.8 million, net of taxes) in the fourth quarter of 2003.

For full year 2004, pro forma net income was $16.3 million, or $0.73 per diluted share, compared to pro forma net income for full year 2003 of $14.4 million, or $0.65 per diluted share.  Pro forma net income for full year 2004 included the one-time pretax expense of $1.6 million in March relating to the aforementioned incentive payment.  For full year 2004, pro forma operating income was $11.2 million, or $ 0.50 per diluted share, compared to pro forma operating income for full year 2003 of $9.5 million, or $0.43 per diluted share.  Pro forma operating income for 2004 excludes realized investment gains of $6.1 million, net of income taxes, and the $1.0 million expense charge attributable to the one-time incentive payment, net of income taxes.  Pro forma operating income for full year 2003 excludes realized investment gains of $4.9 million, net of income taxes.

For the fourth quarter of 2004, pro forma net income was $3.4 million, or $0.15 per diluted share, compared to pro forma net income of $3.2 million, or $0.14 per diluted share in the fourth quarter of 2003.  Pro forma operating income in the fourth quarter of 2004 was $1.4 million (excludes realized investment gains of $2.0 million, net of taxes), or $0.06 per diluted share, compared to $2.4 million (excludes realized investment gains of $0.8 million, net of taxes), or $0.11 per diluted share, in the fourth quarter of 2003.

KMG America Chairman and CEO, Kenneth Kuk, commenting on these results, said, “Kanawha’s fourth quarter results were marginally lower than our expectations but generally consistent with recent quarterly results.  Among other things, earning results were negatively impacted by our decision not to invest accumulated excess cash in anticipation of an improving interest rate environment.  Additionally, certain hiring expenses associated with our growth strategy were incurred in the fourth quarter.”

FOURTH QUARTER BUSINESS SEGMENT RESULTS FOR PREDECESSOR AND KMG AMERICA

Kanawha reported a fourth quarter 2004 operating loss of $1.2 million (excluding realized investment gains of $2.0 million, net of taxes), compared to fourth quarter 2003 income of $0.8 million (excludes realized investment gains of $0.8 million, net of taxes).  The primary drivers of the unfavorable comparison were lower investment income, higher accident and health claims, and increased hiring expenses.  The decline in investment income was driven by the effect of the low interest rate environment generally, as well as the decision to reconfigure our investment portfolio to be consistent with investment strategies employed by publicly traded life insurance companies and the decision not to invest accumulated cash pending a more favorable interest rate environment.  Average portfolio yield was 4.90% in the fourth quarter of 2004, compared to 5.96% in the fourth quarter of 2003.  The decline in average portfolio yield had a proportional impact on the fourth quarter business segment results discussed below.  All business segment earnings variances are stated on a GAAP pretax income basis.

Worksite Insurance

The worksite insurance segment includes life and health insurance products that are marketed primarily to employers and their employees in the southeastern United States.  Products include life insurance, disability, dental, indemnity health and critical illness.

The worksite segment reported a pretax operating loss of $0.7 million in the fourth quarter of 2004, compared to operating income of $0.6 million in the fourth quarter of 2003.  The main reasons for the earnings decline include lower investment income ($0.5 million) and higher accident and health claims ($0.6 million) reflective of poor experience in two disability worksite cases.  Management has discontinued new sales in these cases and is exploring alternatives for improving performance in 2005.  These increased claims caused the benefit ratio to increase to 73.7% in the fourth quarter of 2004, compared to 71.6% in the fourth quarter of 2003.  Premiums declined by $0.8 million reflecting the decision to discontinue issuing annuities at the end of 2003, with an offsetting decline in policyholder benefits.

Senior Market Insurance

The senior market insurance segment includes long term care insurance products marketed directly to individual customers by independent agents primarily in the southeastern United States.

The senior market segment reported pretax operating income of $1.0 million in the fourth quarter of 2004, compared to operating income of $0.9 million in the fourth quarter of 2003.  Premiums were down slightly reflecting lower new sales largely offset by higher renewal premiums.  The benefit ratio increased slightly to 80.7% in the fourth quarter of 2004, compared to 80.5% in the fourth quarter of 2003.

Third Party Administration

The third party administration segment provides a wide range of insurance product administration, claims handling, eligibility administration, call center and support services for our worksite insurance and senior market businesses.  It also provides administrative and managed care services to third parties.

The third party administration segment reported pretax operating income of $0.1 million in the fourth quarter of 2004, compared to income of $0.2 million in the fourth quarter of 2003.   While fee income and expenses were down slightly in the fourth quarter, both revenues and pretax income were up for the year, with pretax income more than doubling.

Acquired Business

Our predecessor acquired over time, through assumption and indemnity reinsurance transactions, a number of blocks of life and health insurance business.

The acquired business segment reported a pretax operating loss of $1.7 million in the fourth quarter of 2004, compared to a loss of $1.2 million in the fourth quarter of 2003.  Net investment income declined $0.5 million compared to the fourth quarter of 2003.  Both premiums and policyholder benefits declined reflective of increased lapses consistent with a closed block of business in runoff.  The benefit ratio increased to 251% in fourth quarter of 2004, compared to 203% in the fourth quarter of 2003, driven by adverse claims experience as well as the increased claims indicative of the aging in closed blocks of level premium policies.  Approximately 70% of the reserves associated with the policies in the acquired block are paid up, which also contributes to the high benefit ratios in both years.

Corporate and Other

This segment includes investment income earned on the investment portfolio allocated to capital and surplus, as well as all realized investment gains and losses.  This segment also includes marketing allowances, commissions and related expenses pertaining to product sales for other insurance carriers, which are currently not material.  In addition, this segment includes certain unallocated expenses, primarily deferred compensation and incentive compensation costs, and other unallocated immaterial items.

The corporate and other segment reported a fourth quarter 2004 pretax operating loss of $0.2 million (excludes $3.1 million of realized investment gains), compared to fourth quarter 2003 income of $0.4 million (excludes $1.2 million of realized investment gains).  The decline was driven by lower investment income ($0.3 million) and increased expenses ($0.3 million) driven largely by additional hiring expenses.  Realized investment gains were $3.1 million in the fourth quarter of 2004, compared to $1.2 million in the fourth quarter of 2003.

KMG America

KMG America, the holding company, reported a pretax operating loss of $0.3 million for the fourth quarter of 2004.  These results include the operations since the date of the acquisition (December 21, 2004) and includes a small amount of investment income earned on excess capital, as well as accrued expenses for incentive compensation and other compensation related to two members of the new executive management team.

BUSINESS DEVELOPMENTS

Kenneth Kuk, KMG America’s Chairman and CEO, commenting on the execution of KMG’s business plan, stated:  “we are clearly progressing more rapidly in the execution of our plan than expected.  The hiring of sales representatives, product development and our branding efforts are all proceeding very well.  It is encouraging to see the reception KMG America is getting in the marketplace.  We’ve created the kind of energy necessary to achieve both short and longer term objectives.”

“Our senior management team has been expanded with the addition of Paul Moore and Paul Kraemer as national sales managers, Tom Sass as head of underwriting and operations, and Jim Nelson as General Counsel.  Additionally, Dale Vaughan has been promoted to President of Kanawha Insurance Company.  A good working relationship is developing between Kanawha and the new management team.”

“KMG America’s plan called for 25 new sales reps to be added in 2005.  As of the end of the first quarter, 10 reps have been hired and several others are pending.  To a certain extent, we’re suffering from our own success because as hiring is proceeding more rapidly than expected, we are incurring costs sooner than anticipated.  We’re currently modeling hiring expenses to try to find an appropriate balance between 2005 sales and expenses as well as 2006 results.  We expect to exceed 2005 sales objectives and getting more sales representatives productive sooner should provide enhanced sales success in 2006.   The hiring objective of 25 sales representatives could be accomplished by mid-summer if KMG America elects to maintain the current pace.”

“Kanawha’s administrative capabilities are proving to be very expandable.  A special unit has been established to shepherd early transactions through the system to insure proper handling, but there seems to be no doubt about the quality of Kanawha’s third party administrator.  While most of Kanawha’s relationships are in the southeast, additional staff is being added to cover expanded sales efforts nationally.”

FOURTH QUARTER EARNINGS CONFERENCE CALL

KMG America will hold a conference call on Thursday, March 31, at 10:00 a.m. Eastern Standard Time to discuss its fourth quarter and full year 2004 results. This call is being webcast by Thomson/CCBN and can be accessed from KMG America’s website, www.kmgamerica.com. Please click on “Analyst/Investor” and there will be a link on the top right for the Q4 Conference Call. Please register approximately 5 minutes prior to the call. A rebroadcast will be available after noon on March 31 and may be accessed using the same instructions.  The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors.  Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by

StreetEvents.  Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

*              *              *

Non-GAAP Financial Measures

•                  Operating Income - To supplement Kanawha’s financial statements presented on a GAAP basis, the company reported “operating income,” which is a non-GAAP measure.  Operating income is defined as net income excluding realized investment gains (losses), net of income taxes, and excluding non-recurring items, net of income taxes.  Management believes this non-GAAP measure provides investors, potential investors, securities analysts and others with useful additional information to evaluate the performance of the business, because it excludes items that management believes are not indicative of the operating results of the business.  In addition, this non-GAAP measure is used by management to evaluate the operating performance of the company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income determined in accordance with GAAP.

•                  Pro Forma Financial Information - To supplement KMG America’s financial statements presented on a GAAP basis, the company reported “pro forma” financial information as if the Kanawha acquisition had occurred on January 1, 2003.  Such pro forma financial information is a non-GAAP measure.  The pro forma financial information has been adjusted for the application of purchase accounting adjustments reflecting the restatement to fair value of Kanawha’s assets and liabilities as of the pro forma purchase date of January 1, 2003.  Management believes this pro forma non-GAAP measure provides investors, potential investors, securities analysts and others with useful additional information to evaluate the performance of the business, because these purchase accounting adjustments relating to the Kanawha acquisition will be incorporated in KMG America’s financial statements for 2005 and later reporting periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the results of operations or financial position of the company determined in accordance with GAAP.

A reconciliation of the non-GAAP financial measures contained in this release to the most comparable GAAP measures appears in the attached tables.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause KMG America Corporation’s actual results to differ materially from those expressed in the forward-looking statements including, but not limited to: implementation of its business strategy; hiring and retaining key employees; predicting and managing claims and other costs; fluctuations in its investment portfolio; financial strength ratings of its insurance subsidiary; government regulations, policies and investigations affecting the insurance industry; competitive insurance products and pricing; reinsurance costs; fluctuations in demand for insurance products; possible recessionary trends in the U.S. economy; and other risks that are detailed from time to time in reports filed by the company with the Securities and Exchange Commission.

KMG America Corporation and Predecessor

Consolidated Statements of Operations

(in thousands, except where noted)

	Predecessor				KMG America
	Three Months Ended		Twelve Months Ended		Period through
	12/31/04	12/31/03	12/31/04	12/31/03	Dec 31, 2004
	Unaudited
Premiums	$25,604	$26,926	$102,836	$106,416	$—
Net investment income	6,029	7,132	25,202 (1)	27,073	18
Commission and fee income	3,303	3,385	13,475	13,018	—
Realized investment gains	3,141	1,196	9,433	7,601	—
Other income	852	807	3,108	2,317	—
Total revenue	38,929	39,446	154,054	156,425	18

Policyholder benefits	21,961	22,579	90,175	89,261	—
Insurance commissions	2,540	2,327	9,690	9,074	—
General insurance expenses	8,240	7,735	27,795	29,539	284
Insurance taxes, licenses and fees	1,306	876	4,678	4,708	4
Depreciation	535	685	2,492	3,005	—
Amortization of DAC and VOBA (2)	2,641	3,028	9,468	9,588	—
Total benefits & expenses	37,223	37,230	144,298	145,175	288

Total income before income taxes	1,706	2,216	9,756	11,250	(270)
Provision for income taxes	(819)	(689)	(3,566)	(3,500)	94
Net income	$887	$1,527	$6,190	$7,750	$(176)

Operating income (3)	$(1,155)	$750	$1,068	$2,810	$(176)

Benefit ratio (4)	85.8%	83.9%	87.7%	83.9%

Average portfolio yield (5)	4.90%	5.96%	5.55%	5.73%

Average invested assets	$447,445	$459,591	$448,518	$449,708

Average cash and equivalents	$44,250	$19,386	$33,236	$22,461

(1)                   Net investment income for the year ended December 31, 2004, included a one-time expense in March 2004, for a $1.6 million incentive payment to one of Kanawha’s outside investment managers at the conclusion of the contract period.

(2)                   DAC:  Deferred Acquisition Costs, VOBA:  Value of Business Acquired.

(3)                   Operating income is defined as net income excluding realized investment gains (losses), net of income taxes, and excluding the one-time $1.0 million, net of tax, incentive payment identified in footnote 1 above.

(4)                   Benefit ratio is defined as policyholder benefits divided by net premiums.

(5)                   Average portfolio yield is defined as net investment income divided by average invested assets plus cash and equivalents.  Note that full year 2004 excludes the one-time $1.6 million incentive payment identified in note 1.

KMG America Corporation and Predecessor

Consolidated Balance Sheets

(in thousands, except per share data)

	KMG America	Predecessor
	December 31,
	2004 (1)	2003
Assets:
Cash and cash equivalents	$117,400	$7,205
Investments	461,141	477,200
Total cash and investments	578,541	484,405
Accrued investment income	4,912	5,387
Deferred acquisition costs (DAC)	—	80,657
Value of business acquired (VOBA)	74,481	29,605
Goodwill	—	1,258
Other assets	112,117	83,858
Total assets	$770,051	$685,170

Liabilities and shareholders’ equity:
Total policy and contract liabilities	$530,915	$462,015
Deferred income taxes	6,502	22,827
Other liabilities	44,846	26,851
Total liabilities	582,263	511,693
Total shareholders’ equity	187,788	173,477
Total liabilities and shareholders’ equity	$770,051	$685,170

Book value per share:
Basic	$8.51	see footnote (2)
Diluted	$8.44	see footnote (2)

Ending shares outstanding:
Basic	22,072	see footnote (2)
Diluted (3)	22,242	see footnote (2)

(1)          2004 balance sheet is stated on purchase GAAP (PGAAP) accounting basis and reflects the balance sheets of both the Predecessor and KMG America as of December 31, 2004.  Please refer to the supplemental Pro Forma schedules that follow for the details of the PGAAP and KMG America adjustments.

(2)          Book values per share on December 31, 2004, are based on the number of shares issued in the IPO plus shares issued to the founders prior to the IPO.  Historical per share values for our predecessor are not shown as of December 31, 2003, because they are not comparable.

(3)          Diluted shares were calculated using the treasury stock method.

SEGMENT RESULTS

in thousands

	Three Months Ended		Twelve Months Ended
	12/31/04	12/31/03	12/31/04	12/31/03
	Unaudited
Worksite Insurance Business:
Insurance premiums	$14,002	$14,767	$56,309	$58,433
Net investment income	1,078	1,565	5,028	5,944
Commission and fee income	—	—	—	—
Realized investment gains	—	—	—	—
Other income	45	190	264	386
Total revenue	15,125	16,522	61,601	64,763
Policyholder benefits	10,323	10,566	44,293	45,130
Insurance commissions	1,061	1,049	3,780	4,028
Expenses, taxes, fees and depreciation	2,688	2,582	9,966	11,150
Amortization of DAC and VOBA	1,715	1,732	6,209	5,201
Total benefits & expenses	15,787	15,929	64,248	65,509
Income (loss) before federal income taxes	$(662)	$593	$(2,647)	$(746)

Total Assets			$169,761	$151,372

Senior Market Insurance Business:
Insurance premiums	$10,267	$10,337	$42,060	$41,546
Net investment income	982	739	3,878	2,427
Commission and fee income	—	—	—	—
Realized investment gains	—	—	—	—
Other income	677	480	2,347	1,564
Total revenue	11,926	11,556	48,285	45,537
Policyholder benefits	8,288	8,324	35,829	33,146
Insurance commissions	1,373	1,164	5,482	4,587
Expenses, taxes, fees and depreciation	1,021	661	3,695	2,928
Amortization of DAC and VOBA	273	461	641	826
Total benefits & expenses	10,955	10,610	45,647	41,487
Income (loss) before federal income taxes	$971	$946	$2,638	$4,050

Total Assets			$160,382	$115,751

Third Party Administration Business:
Insurance premiums	$—	$—	$—	$—
Net investment income	—	—	—	—
Commission and fee income	3,235	3,379	13,295	13,008
Realized investment gains	—	—	—	—
Other income	0	35	1	63
Total revenue	3,235	3,414	13,296	13,071
Policyholder benefits	—	—	—	—
Insurance commissions	—	—	—	—
Expenses, taxes, fees and depreciation	3,132	3,195	12,200	12,564
Amortization of DAC and VOBA	—	—	—	—
Total benefits & expenses	3,132	3,195	12,200	12,564
Income (loss) before federal income taxes	$103	$219	$1,096	$507

Total Assets			$8,186	$8,859

	Three Months Ended		Twelve Months Ended
	12/31/04	12/31/03	12/31/04	12/31/03
	Unaudited
Acquired Business:
Insurance premiums	$1,335	$1,822	$4,467	$6,437
Net investment income	1,848	2,363	8,507	9,230
Commission and fee income	—	—	—	—
Realized investment gains	—	—	—	—
Other income	35	38	115	122
Total revenue	3,218	4,223	13,089	15,789
Policyholder benefits	3,350	3,689	10,053	10,985
Insurance commissions	106	114	428	459
Expenses, taxes, fees and depreciation	783	739	2,831	3,038
Amortization of DAC and VOBA	653	835	2,618	3,561
Total benefits & expenses	4,892	5,377	15,930	18,043
Income (loss) before federal income taxes	$(1,674)	$(1,154)	$(2,841)	$(2,254)

Total Assets			$215,851	$203,215

Corporate & Other:
Insurance premiums	$—	$—	$—	$—
Net investment income	2,121	2,465	7,789	9,472
Commission and fee income	68	6	180	10
Realized investment gains	3,141	1,196	9,433	7,601
Other income	95	64	381	182
Total revenue	5,425	3,731	17,783	17,265
Policyholder benefits	—	—	—	—
Insurance commissions	—	—	—	—
Expenses, taxes, fees and depreciation	2,457	2,119	6,273	7,572
Amortization of DAC and VOBA	—	—	—	—
Total benefits & expenses	2,457	2,119	6,273	7,572
Income (loss) before federal income taxes	$2,968	$1,612	$11,510	$9,693

Total Assets			$157,714	$205,974

KMG America Corporation:
Insurance premiums	$—		$—
Net investment income	18		18
Commission and fee income	—		—
Realized investment gains	—		—
Other income	—		—
Total revenue	18		18
Policyholder benefits	—		—
Insurance commissions	—		—
Expenses, taxes, fees and depreciation	288		288
Amortization of DAC and VOBA	—		—
Total benefits & expenses	288		288
Income (loss) before federal income taxes	$(270)		$(270)

Total Assets			$58,157

KMG America Corporation

Pro Forma Consolidated Statement of Operations - (Unaudited)

(in thousands, except earnings per share data)

	Three Months Ended		Twelve Months Ended
	12/31/04	12/31/03	12/31/04	12/31/03

Premiums	$25,604	$26,926	$102,836	$106,416
Net investment income	5,752	6,868	24,093 (1)	26,017
Commission and fee income	3,303	3,385	13,475	13,018
Realized investment gains	3,141	1,196	9,433	7,601
Other income	852	807	3,108	2,317
Total revenue	38,652	39,182	152,945	155,369

Policyholder benefits	18,582	19,923	76,658	78,637
Insurance commissions	2,540	2,327	9,690	9,074
General insurance expenses	8,437	7,922	28,583	30,288
Insurance taxes, licenses and fees	1,306	876	4,678	4,708
Depreciation	678	828	3,063	3,576
Amortization of DAC & VOBA	1,514	2,515	4,961	7,535
Total benefits & expenses	33,057	34,391	127,633	133,818

Total income before income taxes	5,595	4,791	25,312	21,551
Provision for income taxes	(2,181)	(1,590)	(9,011)	(7,104)
Net income	$3,414	$3,201	$16,301	$14,447

Pro forma net income per share:
Basic	$0.15	$0.15	$0.74	$0.65
Diluted	$0.15	$0.14	$0.73	$0.65

Pro forma operating income: (2)
Worksite Insurance	$746	$890	$2,792	$1,411
Senior Market	1,538	1,414	5,525	5,843
Third Party Administration	41	151	695	349
Acquired	(310)	(91)	1,091	1,263
Corporate and Other	(643)	61	1,076	639
Total pro forma operating income	$1,372	$2,424	$11,179	$9,506

Pro forma operating income per share:
Basic	$0.06	$0.11	$0.51	$0.43
Diluted	$0.06	$0.11	$0.50	$0.43

Weighted-average shares outstanding:
Basic	22,072	22,072	22,072	22,072
Diluted	22,242	22,242	22,242	22,242

Benefit ratio	72.6%	74.0%	74.5%	73.9%

(1)           Net investment income for the year ended December 31, 2004, included a one-time expense in March 2004, for a $1.6 million incentive payment to one of Kanawha’s outside investment managers at the conclusion of the contract period.

(2)           Operating income is defined as net income excluding realized investment gains (losses), net of income taxes, and excluding the one-time $1.0 million, net of tax, incentive payment identified in footnote 1 above.

KMG America Corporation

Reconciliation of Pro Forma Consolidated Statement of Operations - (Unaudited)

(in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/04	12/31/03	12/31/04	12/31/03
Net Income as Reported	$887	$1,527	$6,190	$7,750

Restatement to Purchase Accounting: (1)
Adjustment to investment income (2)	(277)	(264)	(1,109)	(1,056)
Adjustment to change in benefit reserves (3)	3,379	2,656	13,517	10,624
Subordinated note Interest expense (4)	(197)	(186)	(788)	(749)
Amortization of other intangible assets (5)	(143)	(142)	(571)	(571)
Amortization of DAC and VOBA (6)	1,127	513	4,507	2,054
Taxes on the above	(1,362)	(902)	(5,445)	(3,604)

Net Income - Pro Forma	$3,414	$3,201	$16,301	$14,447

(1)                                  Pro forma restatement of earnings as if acquisition occurred on January 1, 2003.

(2)                                  Reflects the amortization of fair value adjustment to the cost basis of Kanawha’s fixed income and mortgage loan investments.

(3)                                  To record the adjustment to historical benefit expense to reflect the new benefit expense relating to the future policy and contract reserves restated to fair value.

(4)                                  Includes the interest expense on the $15 million zero coupon subordinated note.

(5)                                  To record amortization of the fair value of $7.7 million of certain intangible assets including product approvals in 45 states and future revenues associated with the customer relationships of Kanawha Healthcare Solutions.

(6)                                  Reflects the adjustment to remove historical amortization of deferred acquisition costs (DAC) and value of business acquired (VOBA) and to record amortization of the restated VOBA established on the balance sheet as of the January 1, 2003 pro forma purchase date.

KMG America Corporation and Predecessor

Consolidated Balance Sheet (Unaudited) - December 31, 2004

(in thousands, except per share data)

	Kanawha Historical	KMG America Historical	Purchase GAAP Adjustments Incr (Decr)		KMG America Consolidated
Assets:
Cash and cash equivalents	$69,268	$48,132	$—		$117,400
Investments	459,844	—	1,297	(1)	461,141
Total cash and investments	529,112	48,132	1,297		578,541
Accrued investment income	4,909	3	—		4,912
Deferred acquisition costs (DAC)	87,339	—	(87,339	)(2)	—
Value of business acquired (VOBA)	26,579	—	47,902	(3)	74,481
Goodwill	1,258	—	(1,258	)(4)	—
Other assets	90,971	117	21,029	(5)	112,117
Total Assets	$740,168	$48,252	$(18,369)		$770,051

Liabilities and shareholders’ equity:
Total policy and contract liabilities	$486,654	$—	$44,261	(6)	$530,915
Deferred income taxes	28,117	—	(21,615	)(7)	6,502
Other liabilities	29,484	16,236	(874	)(8)	44,846
Total Liabilities	544,255	16,236	21,772		582,263
Total shareholders’ equity	195,913	32,016	(40,141)		187,788
Total liabilities and shareholders’ equity	$740,168	$48,252	$(18,369)		$770,051

Book value per share:
Basic					$8.51
Diluted					$8.44

Ending shares outstanding:
Basic					22,072
Diluted					22,242

(1)                                  To value Kanawha’s investment portfolio at its estimated fair value.

(2)                                  To eliminate Kanawha’s deferred acquisition cost balance.

(3)                                  To eliminate Kanawha’s value of business acquired and replace it with the present value of future profits of the business acquired.

(4)                                  To eliminate Kanawha’s goodwill balance.

(5)                                  To record the fair value of certain intangible assets including trade names ($6.1 million);  licenses to conduct insurance in 45 states ($3.7 million); product approvals in 45 states ($2.8 million); future revenues associated with the customer relationships of Kanawha HealthCare Solutions ($4.9 million); and change in fair value of reinsurance receivable asset ($3. 5 million) related to ceded portion of policy and contract reserve referenced in footnote 6.

(6)                                  To record the change in Kanawha’s policy and contract reserves to fair value (direct before reinsurance ceded).

(7)                                  To adjust the deferred tax liability of Kanawha to account for the difference between the estimated fair value of the net assets acquired and the tax basis of the net assets acquired.

(8)                                  To adjust miscellaneous other liabilities to estimated fair value.

KMG America Corporation and Predecessor

Statistical and Operating Data at or for the Periods Indicated

(in thousands, except where noted)

OTHER FINANCIAL DATA

Unaudited

	Three Months Ended		Twelve Months Ended
	12/31/04	12/31/03	12/31/04	12/31/03

Sales - issued and paid for annualized premiums:
Worksite insurance segment
Life	$611	$1,196	$2,174	$4,562
Cancer	654	936	2,381	2,846
Disability income	1,619	1,214	5,325	3,848
Total worksite insurance	2,884	3,346	9,880	11,256
Senior market insurance segment
Long term care	513	2,142	3,446	8,768
Total senior market insurance	513	2,142	3,446	8,768
All other	2,152	941	3,182	2,669
Total sales	$5,549	$6,429	$16,508	$22,693

Life Insurance Inforce - face amount in millions:
Individual			1,377	1,409
Group			2,535	2,584

Benefit ratios: (1)
Worksite insurance	73.7%	71.6%	78.7%	77.2%
Senior market insurance	80.7%	80.5%	85.2%	79.8%
Acquired business (2)	251.0%	202.5%	225.1%	170.7%
Total company	85.8%	83.9%	87.7%	83.9%

(1)                                  Benefit ratio is defined as total policyholder benefits divided by total net premiums.

(2)                                  Acquired benefit ratio is impacted by a significant portion of the business being paid up (approximately 70% of in-force reserves).